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Exhibit 23.2

Consent of Independent Petroleum Engineers and Geologists

We hereby consent to the references to our firm in this Registration Statement on Form S-1 (including any amendments thereto and the related prospectus) filed by Jones Energy, Inc., to our estimates of reserves and value of reserves and our reports on reserves as of December 31, 2010, 2011 and 2012 for Jones Energy Holdings, LLC.

We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ W. TODD BROOKER W. Todd Brooker, P.E. Vice-President Cawley Gillespie & Associates, Inc. Texas Registered Engineering Firm F-693. Austin, Texas May 28, 2013

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  Exhibit 23.2
Consent of Independent Petroleum Engineers and Geologists